EXHIBIT 10.01

From : Bill ONeill [mailto:boneill@biontech.com]

Sent: Friday, May 13, 2011 7:32 AM

To: 'Mark A Smith'

Cc: jon943@comcast.net; ed@schafer.net; 'Dominic Bassani'

Subject: RE: Resignation

I am submitting my resignation effective today, May 13, 2011.

Regards,

Bill ONeill

Bion Environmental Technologies

Cell: 813‐505‐7490

Office: 813‐442‐8045

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